Exhibit 1.4
THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for Common Shares
of
INNICOR SUBSURFACE TECHNOLGIES INC.
To be deposited pursuant to the Offer dated October 11, 2006 of
SONDEX COMPLETION SYSTEMS INC.
a wholly-owned subsidiary of
SONDEX PLC
     The terms and conditions of the Offer set forth in the offer and circular of Sondex Completion Systems Inc. dated October 11, 2006 sent to holders of common shares of Innicor Subsurface Technologies Inc. are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used herein but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer.
     If a Shareholder wishes to deposit Innicor Shares pursuant to the Offer and (i) the certificate(s) representing such Innicor Shares are not immediately available, or (ii) such Shareholder cannot deliver the certificate(s) representing such Innicor Shares and all other required documents to the Depositary prior to the Expiry Time, as defined in the Offer, such Innicor Shares may nevertheless be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery provided that all of the following conditions are met:
(a)	such a deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed copy of this Notice of Guaranteed Delivery, or a manually signed facsimile hereof, is received by the Depositary at its office in Calgary listed below prior to the Expiry Time; and

(c)	the certificate(s) representing such Innicor Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, covering the Innicor Shares and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Calgary listed below on or before 3:00 p.m. (Calgary time) on the third trading day on the TSX after the Expiry Date.
     This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mailed to the Depositary so as to be received by the Depositary at the office in Calgary, Alberta prior to the Expiry Time and must include a guarantee by an Eligible Institution, in the form set out below.
     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.

TO:	SONDEX COMPLETION SYSTEMS INC.

AND TO:	VALIANT TRUST COMPANY, AS DEPOSITARY

By Mail, Registered Mail, Hand or Courier: Calgary	By Facsimile Transmission:
310, 606 — 4th Street S.W.
Calgary, Alberta T2P 1T1
Attention: Reorganization Department	1-403-233-2857
Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile other than as set forth above does not constitute a valid delivery.
The undersigned Shareholder hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer, the Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Innicor Shares described below, pursuant to the guaranteed delivery procedures set forth in section 3 of the Offer and Instruction 2 of the Letter of Transmittal.

Name and Address of Shareholder
Number of Innicor Shares	Certificate No. (if available)	(please print)

TOTAL INNICOR SHARES

Area Code and Telephone Number during Business Hours:

( )

Dated:

3

GUARANTEE
(Not to be used for signature guarantees)
     The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary (at its office in Calgary listed above) of the certificate(s) representing Innicor Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all documents required by the Letter of Transmittal, on or before 3:00 p.m. (Calgary time) on the third trading day on the TSX after the Expiry Date.

Date:

Firm

	(Authorized Signature)	(Please print name)

	(Address)	(Area Code and Telephone Number)